Exhibit 99.1

1720 North First St., San Jose, CA 95112

March 22, 2018

Contact: Shannon Dean, 408-367-8200

For Immediate Release

CALIFORNIA PUBLIC UTILITIES COMMISSION APPROVES

REVISED COST OF CAPITAL PROPOSED DECISION

California Water Service Return on Equity Set at 9.2%

SAN JOSE, Calif.—Today, the California Public Utilities Commission adopted a revised proposed decision in the cost of capital proceeding for California Water Service (Cal Water) and three other water utilities for the years 2018-2020, establishing for Cal Water a 9.20% return on equity and a 5.51% cost of debt, with a capital structure of 46.60% long-term debt and 53.40% common equity, and an authorized return on rate base of 7.48%, compared with Cal Water’s prior return on equity of 9.43%, cost of debt of 6.24%, and authorized return on rate base of 7.94%. The adopted capital structure did not change.

The adopted returns on debt and equity will reduce Cal Water’s 2018 adopted revenue by approximately $6 million, of which $4.5 million is estimated to be driven by our lower cost of debt (which is a pass-through cost) and $1.5 million is estimated to be a reduction of return on equity for stockholders.

The Commission also authorized continuation of the Water Cost of Capital Mechanism (WCCM), which provides for an adjustment in the return on equity if the cost of long-term debt as defined by an index of utility debt rates varies from the most recent index by 100 basis points or more in 2019 and 2020.

Cal Water is the largest subsidiary of California Water Service Group (NYSE:CWT).  Group’s subsidiaries, which also include Washington Water Service, New Mexico Water Service, and Hawaii Water Service, provide regulated and non-regulated water service to approximately 2 million people in more than 100 California, Washington, New Mexico, and Hawaii communities. Group’s common stock trades on the New York Stock Exchange under the symbol “CWT.” Additional information is available online at www.calwatergroup.com.

This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 (“Act”). The forward-looking statements are intended to qualify under provisions of the federal securities laws for “safe harbor” treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management’s judgment about the Company, the water utility industry and general economic conditions. Such words as would, expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include, but are not limited to: governmental and regulatory commissions’ decisions; changes in regulatory commissions’ policies and procedures; the timeliness of regulatory commissions’ actions concerning rate relief; changes in environmental compliance and water quality requirements; electric power interruptions; changes in customer water use patterns and the effects of conservation; the impact of weather and climate on water availability, water sales and operating results; civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences of acts of this type; labor relations matters as we negotiate with the unions; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission. The Company assumes no obligation to provide public updates of forward-looking statements.

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